                                                    Filed under Rule 424 (b) (3)
                                                              File No. 333-01623




SUPPLEMENT NO. 41 TO PROSPECTUS DATED MARCH 15, 1996

(AS SUPPLEMENTED MARCH 15, 1996)


                                PACCAR FINANCIAL CORP.

                             MEDIUM-TERM NOTES, SERIES H

                   DUE FROM 9 MONTHS TO 10 YEARS FROM DATE OF ISSUE

           INTEREST PAYABLE EACH MARCH 15 AND SEPTEMBER 15 AND AT MATURITY


                                                                           INTEREST RATE
RANGE OF MATURITIES                                                           PER ANNUM
--------------------                                                       -------------
More than           30   months to 33        months..............               5.840%

More than           33   months to 36        months..............               5.850%

More than           37   months to 48        months..............               5.950%




Dated:  July 17, 1998

Form of Note (check one):     Book Entry    [X]

                              Certificated  [ ]


In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.